Exhibit 32.1
CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 Douglas W. Sabra, Chief Executive Officer of Forward Industries, Inc. (”Forward”), certifies pursuant to 18 U.S.C. §1350 that, to the best of his knowledge:

  Forward’s quarterly report on Form 10-Q for the three months ended March 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; and

  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Forward.

IN WITNESS WHEREOF, the undersigned have set his hands hereto as of the 11th day of August 2008.

/s/ Douglas W. Sabra

Douglas W. Sabra

Chief Executive Officer

(Principal Executive Officer)